Exhibit 99.1

Press Release	Source: Elephant Talk Communications, Inc.

Elephant Talk Announces Engagement of RedChip Companies to Lead Investor Relations
Thursday June 5, 7:45 am ET

ORANGE, Calif., June 5 /PRNewswire-FirstCall/ -- Elephant Talk Communications, Inc. (OTC Bulletin Board: ETLK - News), an international telecom and multimedia content distributor, today announced that it has hired RedChip Companies, Inc. to lead its investor relations program.

"We chose RedChip Companies because of their proven track record and commitment to delivering results for their clients," stated Steven van der Velden, CEO of Elephant Talk Communications. "We're confident RedChip will enhance our visibility among prospective investors within the small-cap community," he added.

"We are excited about the opportunity to represent Elephant Talk," said Dave Gentry, President and CEO of RedChip Companies, Inc. "The Company already operates internationally with continued success in the telecommunications industry and is working to expand its customer base throughout Europe and the Middle East. We look forward to launching our comprehensive investor relations program for them," he added.

Elephant Talk is scheduled to present at RedChip's Small-Cap Investor conference June 5, 2008, in San Francisco, at the Palace Hotel. For more information, visit www.RedChip.com.

About Elephant Talk Communications, Inc.

Elephant Talk Communications is positioning itself as an international telecom operator and enabler/systems integrator to the multimedia industry by facilitating the distribution of all forms of content as well as mobile and fixed telecom services to global telecommunications consumers. The company provides traditional telecom services, media streaming, and distribution services primarily to the business-to-business (B2B) community within the telecommunications market where it has a presence. The company's global footprint as a fully licensed carrier, supported by its propriety IN (Intelligent Network) and Billing/CRM (Client Relationship Management) Systems, has been designed to offer cutting-edge solutions to the increasingly competitive global multimedia industry. Elephant Talk's telecommunications platform eliminates the usual limitations caused by national borders, networks, devices or media and, therefore, enables its B2B customers to operate as independent telecom and multimedia distribution organizations. Elephant Talk is also a system integrator and developer for mobile telecom and content distribution solutions; and, as a Mobile Virtual Network Enabler (MVNE), the company has positioned itself as the premier outsourcing partner for both Mobile Network Operators (MNO's) as well as for Mobile Virtual Network Operators (MVNO's). At the same time, ETLK assists its MNO partners to more efficiently provide a broad range of sophisticated services to their own existing base of MVNO's. ETLK is positioning itself as the preferred MVNE partner of the larger, global Mobile Operators and currently operates sophisticated networks in over a dozen markets in Europe, Asia Pacific, and the Middle East. For more information, visit: www.elephanttalk.com.

Forward-Looking Statements

Except for the historical information contained herein, this press release and the statements of representatives of Elephant Talk Communications, Inc. (the "Company") related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company's plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects", "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. The Company undertakes no duty to update these statements. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, without limitation: (i) risks and uncertainties associated with the integration of the assets and operations the Company has acquired and may acquire in the future, (ii) the Company's possible inability to raise or generate additional funds that will be necessary to continue and expand the Company's operations, (iii) the Company's potential lack of revenue growth, (iv) the Company's potential inability to add new products and services that will be necessary to generate increased sales, (v) the Company's potential lack of cash flows, (vi) the Company's potential loss of key personnel, (vii) the possibility of telecommunications rate changes and technological changes, (viii) the potential for increased competition and (ix) other unanticipated factors. Many of these risks are beyond the Company's control. Risk factors, cautionary statements and other conditions which could cause actual results to differ from management's current expectations are contained in the Company's filings with the Securities and Exchange Commission, including the section of the Company's Annual Report on Form 10-KSB, entitled "Risk Factors."

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Source: Elephant Talk Communications, Inc.